SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement

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☒	Definitive Information Statement

LI-ION MOTORS CORP.
(Name of Registrant as Specified in Charter)

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SCHEDULE 14C INFORMATION STATEMENT
Pursuant to Regulation 14C of the Securities Exchange Act
of 1934, as amended

LI-ION MOTORS CORP.
4894 Lone Mountain #168
Las Vegas, Nevada 89130
Telephone: (702) 425-7376

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to our shareholders on behalf of our board of directors pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended, for the purpose of informing our shareholders of an amendment to our Articles of Incorporation to increase the authorized number of shares of common stock from 25,000,000 shares, par value $.001 per share, to 100,000,000 shares, par value $.001 per share.  The Company currently has no commitments or plans for the issuance of any shares of our common stock. This Information Statement is being furnished to the shareholders of record of our common stock, par value $.001 per share, on the record date as determined by our board of directors to be the close of business on April  22, 2010.

Our board of directors unanimously approved the amendment to our Articles of Incorporation to increase the authorized number of shares of common stock from 25,000,000 shares, par value $.001 per share, to 100,000,000 shares, par value $.001 per share, on April 7, 2010. Our Company thereafter received the written consent from a shareholder of our company holding a majority (51.58%) of the outstanding shares of our common stock on April 8, 2010. Upon the expiration of the 20 day period required by Rule 14c-2 and in accordance with the provisions of the Private Corporations Law of the State of Nevada, our Company intends to file a Certificate of Amendment to our Articles of Incorporation to effect the amendment to increase our authorized common stock. The Certificate of Amendment will not be filed until at least 20 days after we file the Information Statement with the Securities and Exchange Commission and deliver the Information Statement to our shareholders of record.

The proposed Certificate of Amendment, attached hereto as Appendix A, will become effective when it has been accepted for filing by the Secretary of State of the State of Nevada. We anticipate that our Company will file the Certificate of Amendment 20 days after the Definitive Information Statement is first mailed to our shareholders.

The entire cost of furnishing this Information Statement will be borne by our Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held on the record date.

Our board of directors has fixed the close of business on April  22, 2010, as the record date for determining the holders of our common stock who are entitled to receive this Information Statement. As of April 22, 2010, there were 14,539,429 shares of our common stock issued and outstanding. We anticipate that this Information Statement will be mailed on or about April 27, 2010, to our shareholders of record.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of the following persons have any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.	any director or officer of our company since August 1, 2008, being the commencement of our last completed audited financial year;

2.	any proposed nominee for election as a director of our company; and

3.	any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are set forth below in the section entitled “Principal Shareholders and Security Ownership of Management”.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

As of the record date, there were 14,539,249 shares of common stock issued and outstanding, with a par value of $.001 per share, in the capital of our company. Each share of our company’s common stock is entitled to one vote.

The following table sets forth certain information concerning the number of shares of our common stock owned  beneficially as of April 7, 2010 by: (i) each person  (including  any group) known to us to own more than five percent (5%) of any  class of our  voting  securities,  (ii)  each of our  directors,  and (iii)officers and directors as a group. Unless otherwise indicated,  the shareholders listed  possess  sole  voting and  investment  power with  respect to the shares shown.

				Percentage of
	Name and address	Number of Shares		Outstanding
Title of class	of beneficial owner	of Common Stock		Common Stock(1)
Common Stock	Holly Roseberry	89		*
	Director
	4894 Lone Mountain Rd. #168
	Las Vegas, Nevada 89130

	Stacey A. Fling
	President and Chief Executive Officer	89		*
	4894 Lone Mountain Rd. #168
	Las Vegas, Nevada 89130

	All Officers and Directors	178		*
	Directors as a Group (2 persons)

	Crystal Capital Ventures Inc.	7,500,000	(2)	51.58%
	1274 Sundial Ave. Coral Grove
	PO Box 2135
	Belize City, Belize

	Rocamar Investments Ltd.
	2502-1331 W Georgia St.
	Vancouver, BC Canada V6E 4P1	1,253,572		8.61%

	Heritage Asset Management	1,000,000		6.87%
	60 Market Square
	P.O. Box 364
	Belize City, Belize

*                 Less than 1%

(1)	As of April 7, 2010, there were 14,539,249 shares of our common stock issued and outstanding.
(2)	Held as collateral pursuant to Loan Agreement with the Company dated May 5, 2008.

AMENDMENT TO OUR COMPANY'S ARTICLES

The Board of Directors of the Company on April 7, 2010, adopted a resolution unanimously approving and recommending to the Company's stockholders for their approval an amendment to the Company's Articles of Incorporation to increase the authorized number of shares of common stock from 25,000,000 shares, par value $.001 per share, to 100,000,000 shares, par value $.001 per share. The Board of Directors recommends the proposed increase in the authorized number of shares of common stock to insure that a sufficient number of authorized and unissued shares is available (i) to raise additional capital for the operations of the Company; and (ii) to make options and shares available to employees, future non-employee directors and consultants of the Company as an incentive for services provided to the Company. Such shares would be available for issuance by the Board of Directors of the Company without further action by the stockholders, unless required by the Company's Certificate of Incorporation or by the laws of the State of Nevada. Neither the presently authorized shares of common stock nor the additional shares of common stock that may be authorized pursuant to the proposed amendment carry preemptive rights. The Company's authority to issue up to 5,000,000 shares of Preferred Stock, par value $.001 per share, would remain unchanged by the proposed amendment.

As of April 7, 2010, we had 500,000 shares of common stock reserved for issuance under our 2009 Restricted Stock Plan.  Therefore, with 14,539,249  shares of common stock issued and outstanding as of April 7, 2010, we have 10,460,751 authorized but unissued shares available for issuance. We believe that this number of shares is not an adequate number of shares to raise additional capital for the Company to satisfy existing obligations and for working capital, for grant of future options or for other corporate purposes.  In the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on March 22, 2010, we detailed amounts owed by the Company as a result of three litigation and/or arbitration matters, amounts owed to the Internal Revenue Service and our estimated requirement for up to $5,000,000 of additional working capital required  over the next 12  months for  market introduction  of our products through joint venture partners or otherwise. There are currently no set plans or arrangements relating to the possible issuance of any additional shares of common stock proposed to be authorized.

The additional shares of common stock, if issued, would have a dilutive effect upon the percentage of equity of the Company owned by present stockholders. The issuance of such additional shares of common stock might be disadvantageous to current stockholders in that any additional issuances would potentially reduce per share dividends, if any. Stockholders should consider, however, that the possible impact upon dividends is likely to be minimal in view of the fact that the Company has never paid dividends, has never adopted any policy with respect to the payment of dividends and does not intend to pay any cash dividends in the foreseeable future. In addition, the issuance of such additional shares of common stock, by reducing the percentage of equity of the Company owned by present stockholders, would reduce such present stockholders' ability to influence the election of directors or any other action taken by the holders of common stock.

Our company obtained shareholder approval for the amendment to the Company's Articles of Incorporation to increase the authorized number of shares of common stock from 25,000,000 shares, par value $.001 per share, to 100,000,000 shares, par value $.001 per share, from our majority shareholder, Crystal Capital Ventures, Inc., holding 7,500,000, or 51.58%, of the issued and outstanding shares of our common stock. The amendment authorizing the amendment increasing the Company’s authorized common stock will not become effective until (i) we file the Information Statement with the Securities and Exchange Commission, (ii) at least 20 days after we deliver the Information Statement to our shareholders of record, and (iii) the Certificate of Amendment has been accepted for filing by the Secretary of State of the State of Nevada.

Annexed to this Information Statement and marked Exhibit A is the proposed amendment to the Articles of Incorporation of the Company.

DISSENTERS’ RIGHTS

Pursuant to the Private Corporations Law of the State of Nevada, shareholders of our common stock are not entitled to dissenters’ rights of appraisal with respect to the Amendment to our Articles of Incorporation increasing the number of our authorized shares of common stock.

FINANCIAL AND OTHER INFORMATION

For more detailed information on our Company, including financial statements, you may refer to our Form 10-K and other periodic reports filed with the Securities and Exchange Commission from time to time. Copies are available on the Securities and Exchange Commission’s EDGAR database located at www.sec.gov.

Pursuant to the requirements of the Securities Exchange Act of 1934, Li-ion Motors Corp. has duly caused this Information Statement to be signed by the undersigned hereunto authorized.

April 27, 2010.

LI-ION MOTORS CORP.

By:	/s/ Stacey Fling
Stacey Fling
President and Director

EXHIBIT A

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
FOR NEVADA PROFIT CORPORATIONS
(Pursuant to NRS 78.385 and 78.390 – After issuance of Stock)

1. Name of corporation: Li-ion Motors Corp.

2. The articles have been amended as follows: Paragraph (a) Article III of the Articles of Incorporation of the corporation is deleted in its entirety and the following is substituted therefor:

    " Article III

(a) The corporation shall have authority to issue a total of  One Hundred Five Million (105,000,000) shares, of which One Hundred Million (100,000,000) shares shall be Common Stock, par value $.001 per share (the "Common Stock"), and Five Million (5,000,000) shares shall be Preferred Stock, par value $.001 per share (the "Preferred Stock").”

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: _________ shares voted in favor of the amendment out of ________ shares outstanding and entitled to vote.

	/s/ Stacey Fling	__________, 2010
4. Officer Signature:
Stacey Fling, President and Chief Executive Officer